================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            DAUGHERTY RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)

          British Columbia                              Not Applicable
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                     Identification No.)

  120 Prosperous Place - Suite 201
            Lexington, KY                                    40509
(Address of principal executive offices)                  (Zip Code)

                            Stock Compensation Plans
                            (Full title of the Plan)


                              William S. Daugherty
                            Daugherty Resources, Inc.
                        120 Prosperous Place - Suite 201
                               Lexington, KY 40509
                     (Name and address of agent for service)

                                 (859) 263-3948
          (Telephone number, including area code, of agent for service)

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                      Proposed       Proposed
                                       Maximum        Maximum
   Title of Each        Amount        Offering       Aggregate     Amount of
Class of Securities      to be          Price        Offering     Registration
 to be Registered     Registered    Per Share(1)     Price(1)        Fee(1)
 ----------------     ----------    ------------     --------        ------
Common Stock,
no par value            37,113          $5.94       $220,451.22      $27.93

      (1) Estimated pursuant to Rules 457(h)(1) and 457(c) solely for the purpose of calculating the amount of the registration fee and based upon the average of the high and low sales price of the Common Stock on March 30, 2004, as reported by the Nasdaq SmallCap Market.


================================================================================

PROSPECTUS


================================================================================


                                  37,113 SHARES

                            DAUGHERTY RESOURCES, INC.

                                  COMMON STOCK


      This Prospectus covers an aggregate of 37,113 shares (the "Shares") of common stock, no par value ("Common Stock"), of Daugherty Resources, Inc. (the "Company") that may be offered from time to time by certain shareholders of the Company (the "Selling Shareholders"). The Shares may be offered in open market transactions, negotiated transactions and principal transactions or by a combination of these methods of sale. See "Plan of Distribution."

      The Shares were issued to the Selling Shareholders under compensatory plans (the "Plans"). Information about the Plans is provided in summary materials distributed to participants in the Plans and incorporated by reference herein.

      None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses in connection with the registration and sale of the Shares, other than underwriting discounts and selling commissions. On March 30, 2004, the last reported sale price of the Common Stock on the Nasdaq Small Cap Market was $5.94. The Common Stock is traded in the Nasdaq Small Cap Market under the symbol "NGAS."

      SEE "RISK FACTORS" BEGINNING ON PAGE 2 TO READ ABOUT CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE BUYING SHARES OF COMMON STOCK.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



April 2, 2004


================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Where You Can Find Financial Information..................................   1
Summary Information.......................................................   1
Rick Factors..............................................................   2
Forward Looking Statements................................................   3
Use of Proceeds...........................................................   3
Description of Securities.................................................   3
Selling Shareholders......................................................   4
Plan of Distribution......................................................   5
Expects...................................................................   5
Legal Matters.............................................................   5
Incorporation of Certain Documents by Reference...........................   5


                         WHERE YOU CAN FIND INFORMATION

      Daugherty Resources, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with those requirements, the Company files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). The Company's reports and other information may be inspected at the Commission's public reference facilities at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of those materials can also be obtained from the Commission's public reference facility at prescribed rates. The materials are also available for inspection and copying at the Commission's regional office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, as well as the website maintained by the Commission at http:\\www.sec.gov.

      The Company has filed with the Commission a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the Commission's public reference facility in Washington, D.C. or copied without charge from its website.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON REQUEST, A COPY OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS (EXCLUDING ANY EXHIBITS). SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, DAUGHERTY RESOURCES, INC., 120 PROSPEROUS PLACE, SUITE 201, LEXINGTON, KENTUCKY 40509-1844 OR BY TELEPHONE AT (859) 263-3948.

      This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer in that jurisdiction. No person has been authorized to give any information or to make any representations, other than as contained in this Prospectus, in connection with the offer contained in this Prospectus and, if given or made, the information or representation must not be relied upon. Neither delivery of this Prospectus nor any sale made pursuant hereto shall, under any circumstances, create any implication that there has been no change in the information set forth herein.

                               SUMMARY INFORMATION

      The following material is qualified in its entirety by the more detailed information and financial statements appearing in the Company's periodic reports incorporated herein by reference.

GENERAL

      Daugherty Resources, Inc. is an independent energy and natural resources company focused on natural gas development and production in the Appalachian Basin, primarily in eastern Kentucky. Through our wholly owned subsidiary, Daugherty Petroleum, Inc. ("DPI"), and DPI's interests in sponsored drilling partnerships, we actively acquire and develop natural gas interests in our core operating areas. DPI also constructs and maintains gas gathering systems for our wells, owns and operates natural gas distribution facilities in Kentucky through its wholly owned subsidiary, Sentra Corporation, and owns inactive gold and silver prospects in Alaska. Our principal and administrative offices are located at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509, near our core operating areas. Our common stock is traded on the Nasdaq SmallCap Market under the symbol "NGAS," and we maintain a website with information about us at www.ngas.com.

                                  RISK FACTORS

      An investment in the Company involves many risks. The following factors and the other information contained or incorporated in this Prospectus should be carefully considered before making an investment decision.

OUR PROFITABILITY DEPENDS IN PART ON FACTORS BEYOND OUR CONTROL

      The profitability of our oil and gas operations depends upon various factors, many of which are beyond our control, including:

   - Natural gas and crude oil prices, which are subject to substantial fluctuations as a result of variations in supply and demand as well as seasonality and access to transportation facilities;

   - Future market, economic and regulatory factors, which may materially affect our sales of gas production; and

   -  Business practices of our competitors in our oil and gas operating sector.

OUR CURRENT OIL AND GAS RESERVES MAY BE DEPLETED

      Unless we continue to acquire additional properties containing proven reserves and expand our reserves through successful exploration and development activities, our reserves will decline as they are produced. This, in turn, will reduce cash flow for future growth as well as the assets available to secure financing for capital expenditures.

OUR GOLD AND SILVER PROPERTIES ARE CURRENTLY DORMANT AND UNPROFITABLE

      Our gold and silver properties, located on a remote island in the Aleutian Chain, are currently undeveloped, dormant and unprofitable. We have no plans to develop these properties independently and instead are seeking either a joint venture partner to provide funds for additional exploration of the prospects or a buyer for the properties. Our ability to find a strategic partner or buyer will depend on the anticipated profitability of potential production activities as well as the price of gold and silver, which in turn is affected by factors such as inflation, interest rates, currency rates, geopolitical and other factors beyond our control. We may be unable to generate a profit from the operation or sale of these properties.

DIVIDENDS ARE NOT EXPECTED TO BE PAID ON OUR COMMON STOCK

      We have never paid cash dividends on our Common Stock. Our current policy is to retain future earnings, if any, to finance the acquisition and development of additional oil and gas reserves. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our operating results, financial condition, capital requirements, restrictions in debt instruments, general business conditions and other factors the board of directors deems relevant. If we issue any preferred stock, it will be eligible for dividends prior and in preference to shares of our Common Stock, when and if declared by the board of directors.

SIGNIFICANT CAPITAL REQUIREMENTS MAKE US DEPENDENT ON THE CAPITAL MARKETS

      With our current density of connected natural gas wells, our cash flows from oil and gas producing activities are not nearly adequate to finance the level of drilling activities needed for the efficient development of our proved undeveloped oil and gas reserves. As a result, we are dependent on the capital markets to finance a large part of our oil and gas development and acquisition activities. Our ability to continue attracting investment capital will be dependent not only on future drilling and production performance, but also on oil and gas prices, general economic conditions and financial, business and other factors affecting our operations, many of which are beyond our control.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE

      Our Common Stock is currently traded on the Nasdaq Small Cap Market. The Nasdaq Small Cap Market may not necessarily provide an active public market for the Common Stock. The market price of our Common Stock could be subject to significant volatility in response to variations in results of operations and other factors. In addition, the equity markets in general may experience wide price and volume fluctuations that may be unrelated and disproportionate to the operating performance of particular companies, and the trading price of our Common Stock could be affected by those fluctuations.

                           FORWARD LOOKING STATEMENTS

      This Prospectus contains forward-looking statements, including statements regarding our ability to develop our oil and gas assets, to make and integrate acquisitions and to expand our reserve base. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of, among other things:

   -  A decline in natural gas production or prices;

   -  Incorrect estimates of required capital expenditures;

   - Increases in the cost of drilling, completion and gas collection or other costs of production and operations;

   -  An inability to meet growth projections;

   -  Governmental regulations; and

   - Other risk factors noted in this Prospectus and the documents incorporated herein by reference.

      Generally, the use of words such as "believe," "may," "estimate, "plan," "anticipate," "intend," "expect" and similar expressions, as they relate to our business or our management, are intended to identify forward-looking statements. We believe that the expectations reflected in these forward-looking statements and the bases or assumptions underlying them are reasonable. However, in light of the risks and uncertainties of our business, the forward-looking expectations, plans, events and circumstances discussed or incorporated by reference in this Prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

                                 USE OF PROCEEDS

      The Shares offered hereby are being registered for the account of the Selling Shareholders. See "Selling Shareholders." All net proceeds from the sale of the Shares will go to the Selling Shareholder who offers and sells those Shares. The principal purpose of this Prospectus is to enable the Selling Shareholders to hold their Shares without the disadvantages associated with ownership of restricted securities under the Securities Act and, at the election of a Selling Shareholder, to effect an orderly disposition of its Shares from time to time. See "Plan of Distribution." The Company will not receive any part of the proceeds from sales of the Shares.

                            DESCRIPTION OF SECURITIES

GENERAL

      The Company is authorized to issue up to 100,000,000 shares of the Common Stock and 5,000,000 shares of its preferred stock ("Preferred Stock"). As of the date of this Prospectus, we have no shares of Preferred Stock outstanding.

COMMON STOCK

      Subject to the rights of holders of the Preferred Stock then outstanding, holders of the Common Stock are entitled to receive any dividends that may from time to time be declared by the Company's board of directors. Holders of the Common Stock are entitled to one vote per share on all matters on which the holders of the Common Stock are entitled to vote. Because holders of the Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock represented at a meeting can select all of the directors. The Company's articles provide that a quorum for shareholders' meetings consists of at least two shareholders present in person or proxy holding at least 10 percent of the shares entitled to vote. After the Domestication, a quorum will consist of a majority of shares entitled to vote, present in person or represented by proxy at a meeting of Shareholders.

      Holders of the Common Stock have no preemptive rights to subscribe for any additional securities that the Company may issue. There are no redemption provisions or sinking fund provisions applicable to the Common Stock, nor is the Common Stock subject to calls or assessments by the Company. All shares of the Common Stock outstanding on the date of this Prospectus and all shares of Common Stock to be outstanding upon completion of the Domestication are or will be legally issued, fully paid and nonassessable. Upon any liquidation, dissolution or winding up of the Company, holders of the Common Stock are entitled to share equally, share-for-share, in the assets available for distribution after payment to all creditors of the Company, subject to the rights of holders of any outstanding shares of Preferred Stock.

EXCHANGE AGENT, TRANSFER AGENT AND REGISTRARS

      The Exchange Agent, Transfer Agent and Registrar for the Common Stock certificates is Pacific Corporate Trust Company.

DIVIDEND POLICY

      The Company has never paid cash dividends on the Common Stock. The current policy of the Company is to retain earnings, if any, to finance the anticipated growth of its business. Any future determination to pay dividends on the Common Stock will be at the discretion of the board of directors and will depend upon the Company's operating results, financial condition and capital requirements, as well as general business conditions and any other factors that the board deems relevant, subject to restrictions that may be included in the agreements governing any credit facilities.

                              SELLING SHAREHOLDERS

BENEFICIAL OWNERSHIP

      The following table presents information regarding the Selling Shareholders and the Shares that they may offer and sell from time to time under this Prospectus.

                                      NUMBER OF                     NUMBER OF
                                    SHARES OWNED                    SHARES OF
                                    BENEFICIALLY     NUMBER OF     STOCK TO BE
                                      PRIOR TO     SHARES TO BE    OWNED AFTER
NAME                                THE OFFERING     OFFERED       THE OFFERING
----                                ------------     -------       ------------
William F. Farrand(1)............     150,608         26,108         124,500
Gary M. Smith....................      11,208         11,005             203
                                      -------         ------         -------

TOTAL............................     161,816         37,113         124,703
                                      =======         ======         =======

------------------------

(1) Includes 37,500 shares issuable upon exercise of warrants issued for consulting services

      The information set forth in the foregoing table was provided to the Company by the Selling Shareholders. During the last three years, Mr. Farrand has provided consulting services to a subsidiary of the Company, and Mr. Smith has provided legal services to the Company and its subsidiaries. None of the services for which the Selling Shareholders received the Shares issued to them under the Plans involved the sale of the Company's securities in capital raising transactions or the promotion or maintenance of a market for its securities.

      The Plans require the Company to register the Shares for the accounts of the Selling Shareholders. This Prospectus is a part of a Registration Statement on Form S-8 filed by the Company with the Commission under the Securities Act covering the resale of the Shares from time to time by the Selling Shareholders in accordance with the Company's undertakings in the Plans.

                              PLAN OF DISTRIBUTION

      The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Shares on any stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any customary methods when selling Shares, including ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, purchases by a broker-dealer as principal and resale by the broker-dealer for its account, privately negotiated transactions and any other method permitted pursuant to applicable law. The Selling Shareholders may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information about the Company, reference is made to the Registration Statement, which may be obtained from the Company or inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth on page 1 of this Prospectus.

      The following documents filed by the Company with the Commission are incorporated herein by reference:

      - Annual Report of the Company on Form 10-KSB for the year ended December 31, 2003.

      - All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all Shares offered hereby have been sold or deregistering any Shares then remaining unsold. All of these documents will be deemed to be incorporated herein by reference and to be a part hereof from their respective filing dates.

      All of these documents will be deemed to be incorporated herein by reference and to be a part of this Prospectus from their respective filing dates. Any statement contained in a previously filed document incorporated in this Prospectus by reference shall be modified or superseded by the statement contained in this Prospectus to the extent the statement in this Prospectus modifies or supersedes any statement incorporated herein by reference, and any document incorporated in this Prospectus that we file after the date of this Prospectus shall automatically modify and supersede any statement contained in this Prospectus.

                                     EXPERTS

      The Consolidated Financial Statements of Daugherty Resources, Inc. and its Subsidiaries incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 were audited by Kraft, Berger, Grill, Schwartz, Cohen & March LLP, independent auditors.

                                  LEGAL MATTERS

      The validity of the issuance of the Shares being offered hereby has been passed upon for us by Stahl & Zelmanovitz, 767 Third Avenue, Suite 1400, New York, New York 10017.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by Daugherty Resources, Inc., a British Columbia corporation (the "Company"), with the Securities Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective filing dates: Annual Report of the Company on Form 10-KSB for the year ended December 31, 2003 and all documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all shares offered hereby have been sold or which deregisters any shares then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent a statement contained in a subsequently filed document also deemed to be incorporated herein by reference modifies or supersedes that statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Pursuant to the British Columbia Company Act, our articles permit that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by Daugherty Resources or by a corporation or other legal entity or enterprise as hereinafter mentioned and whether civil, criminal or administrative, by reason of the fact that he is or was a director, officer, employee or agent of Daugherty Resources or is or was serving at the request of Daugherty Resources as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative, action or proceeding, he had reasonable grounds for believing that his conduct was lawful; provided that Daugherty Resources shall not be bound to indemnify any such person, other than a director, officer or an employee of Daugherty Resources (who shall be deemed to have notice of the article of Daugherty Resources' article dealing with indemnification and to have contracted with Daugherty Resources in the terms hereof solely by virtue of his acceptance of such office or employment) if in acting as agent for Daugherty Resources or as a director, officer, employee or agent of another corporation or other legal entity or enterprise as aforesaid, he does so by written request of Daugherty Resources containing an express reference to said article; and provided further that no indemnification of a director or former director of Daugherty Resources, or director or former director of a corporation in which Daugherty Resources is or was a shareholder, shall be made except to the extent approved by a court pursuant to the British Columbia Company Act or any other statute. The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of Daugherty Resources and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any criminal action or proceeding, did not have reasonable grounds to believe that his conduct was lawful.

ITEM 7.  EXEMPTION FOR REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
------   ----------------------
  3.1    Memorandum and Articles for Catalina Energy & Resources Ltd., a British
         Columbia corporation, dated January 31, 1979 (incorporated by reference to
         Exhibit 3[a] to its Registration Statement on Form 10 [File No. 0-12185],
         filed May 25, 1984).

  3.2    Certificate for Catalina Energy & Resources Ltd., a British Columbia
         corporation, dated November 27, 1981, changing the name of Catalina Energy &
         Resources Ltd. to Alaska Apollo Gold Mines Ltd. (incorporated by reference to
         Exhibit 3[b] to its Registration Statement on Form 10 [File No. 0-12185]
         filed May 25, 1984).

  3.3    Certificate of Change of Name for Alaska Apollo Gold Mines Ltd., a British
         Columbia corporation, dated October 14, 1992, changing the name of Alaska
         Apollo Gold Mines Ltd. to Daugherty Resources, Inc., and changing its authorized capital stock to 6,000,000 shares of common stock, without par value (incorporated by reference to Exhibit 3[c] to Amendment No. 1 to its
         Annual Report on Form 10-K [File No. 0-12185] for the year ended December 31,
         1993).

  3.4 Altered Memorandum of Daugherty Resources, dated September 9, 1994, changing its authorized capital stock to 20,000,000 shares of common stock, without par value (incorporated by reference to Exhibit 3[d] to Amendment No. 1 to its Annual Report on Form 10-K [File No. 0-12185] for the year ended December 31, 1993).

  3.5 Altered Memorandum of Daugherty Resources, dated June 30, 1999, changing its authorized capital stock to 100,000,000 shares of common stock, without par value, and 5,000,000 shares of preferred stock, without par value, and accompanying Special Resolution setting forth the terms of preferred shares (incorporated by reference to Exhibit
         3[a] to its Current Report on Form 8-K [File No. 0-12185] dated October
         25, 1999).

 10.1 1997 Stock Option Plan of Daugherty Resources (incorporated by reference to Exhibit 10[a] to its Annual Report on Form 10-K [File No.
         0-12185] for the year ended December 31, 2002).

 10.2 2001 Stock Option Plan of Daugherty Resources (incorporated by reference to Exhibit 10[b] to its Annual Report on Form 10-K [File No.
         0-12185] for the year ended December 31, 2002).

 10.4 Form of Common Stock Purchase Warrant dated June 13, 2003 issued pursuant to Securities Purchase Agreement dated as of June 10, 2003 between Daugherty Resources, Inc. and the investors named therein
         (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K [File No. 0-12185] of Daugherty Resources dated June 13,
         2003).

 10.5 Form of 7% Convertible Promissory Note dated as of September 5, 2003 issued pursuant to the Securities Purchase Agreement dated as of September 5, 2003 between Daugherty Resources, Inc. and the investors named therein (incorporated by reference to Exhibit 10.2 to the Current
         Report on Form 8-K [File No. 0-12185] of Daugherty Resources dated
         September 5, 2003).

 10.6 Form of Common Stock Purchase Warrant dated September 5, 2003 issued pursuant to Securities Purchase Agreement dated as of September 5, 2003 between Daugherty Resources, Inc. and the investors named therein
         (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K [File No. 0-12185] of Daugherty Resources dated September 9,
         2003).

 10.7 Form of Common Stock Purchase Warrant dated December 31, 2003 issued pursuant to Securities Purchase Agreement dated as of December 31, 2003 between Daugherty Resources, Inc. and the investors named therein
         (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K [File No. 0-12185] of Daugherty Resources dated January 2,
         2003).

 23.1    Consent of Kraft, Berger, Grill, Schwartz, Cohen & March, LLP.

 24.1    Power of Attorney.

ITEM 9.  UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
      (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, Daugherty Resources, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Kentucky, on April 2, 2004

                            DAUGHERTY RESOURCES, INC.

      By: /s/ William S. Daugherty               By: Michael P. Windisch
          -------------------------------------      -----------------------
          William S. Daugherty,                      Michael P. Windisch,
          President and Chief Executive Officer      Chief Financial Officer
          (Principal executive officer)              (Principal financial and
                                                     accounting officer)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the date set forth below by the following persons in their capacity as directors of the Daugherty Resources, Inc..

      NAME                                           DATE

      William S. Daugherty
      Charles L. Cotterell*
      James K. Klyman*


      By: /s/ William S. Daugherty                   April 2, 2004
          -------------------------------------
          William S. Daugherty,
          Individually and *as attorney-in-fact